UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2019

NET 1 UEPS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road

Rosebank, Johannesburg, South Africa

(Address of principal executive offices)	(ZIP Code)

Registrant's telephone number, including area code:  +27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 1, 2019, Net 1 UEPS Technologies, Inc. (the "Company") received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC ("Nasdaq") stating that Nasdaq has determined that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the Company's failure to timely file its Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended June 30, 2019 with the Securities and Exchange Commission (the "SEC").

Nasdaq has informed the Company that the Company must submit a plan of compliance (the "Plan") within 60 calendar days, or December 2, 2019, addressing how it intends to regain compliance with Nasdaq's listing rules and, if Nasdaq accepts the Plan, it may grant an extension of up to 180 calendar days from the Form 10-K original filing due date, or until March 30, 2020, to regain compliance. The Company intends to file its Form 10-K as soon as practicable and, in any event, within the 60-day period referenced above, and thereby regain compliance with the Nasdaq continued listing requirements and eliminate the need for the Company to submit a Plan.

A press release, dated October 3, 2019, disclosing the Company's receipt of the Nasdaq notification letter is attached as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

 (d)  Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: October 3, 2019	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer